Exhibit 99.3

CONDENSED CONSOLIDATED BALANCE SHEETS

The BANKshares, INC. AND SUBSIDIARIES

	June 30,	December 31,
	2014	2013
	(unaudited)	(audited)
Assets
Cash and due from banks	$42,537	$17,138
Interest-earnings demand deposits in other banks	10,490	9,846

Total cash and cash equivalents	53,027	26,984

Time deposits with other banks	249	249
Loans held for sale	235	69
Securities available for sale	146,234	150,892
Loans Before allowance for loan losses	380,550	366,806
Less allowance for loan losses	(5,550)	(6,136)
Loans, net of allowance for loan losses	375,000	360,670
Federal Home Loan Bank stock, at cost	610	817
Premises and equipment, net	22,397	22,696
Bank-owned life insurance	5,422	5,340
Goodwill	72,595	72,595
Core deposit intangible, net	2,693	3,497
Accrued interest receivable	1,803	1,926
Foreclosed real estate, net	3,551	4,935
Deferred income taxes	2,270	3,336
Other assets	1,901	2,022

Total assets	$687,987	$656,028

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$203,384	$182,375
Savings, NOW and money-market deposits	218,491	213,857
Time deposits under $100,000	41,659	42,518
Time deposits $100,000 and over	52,129	52,001

Total deposits	515,663	490,751

Other borrowings	22,943	18,160
Junior subordinated debentures	14,434	14,434
Other liabilities	2,492	3,087

Total liabilities	555,532	526,432

Stockholders' equity:
Series A Preferred stock, $.01 par value, 10,000,000 shares authorized; 1,476,666 shares issued and outstanding at June 30, 2014 and December 31, 2013	15	15
Common stock, $.01 par value, 30,000,000 shares authorized, 12,550,103 shares issued and outstanding at June 30, 2014 and 12,542,655 outstanding at December 31, 2013	126	125
Additional paid-in capital	135,286	135,083
Accumulated deficit	(3,413)	(4,699)
Accumulated other comprehensive (loss) income	441	(928)

Total stockholders' equity	132,455	129,596

Total liabilities and stockholders' equity	$687,987	$656,028

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

The BANKshares, INC. AND SUBSIDIARIES

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Interest income:
Interest and fees on loans	$5,252	$5,061	$10,330	$10,031
Interest and dividends on securities	776	585	1,552	1,128
Other	7	22	13	38

Total interest income	6,035	5,668	11,895	11,197

Interest expense:
Deposits	288	318	577	651
Borrowings	109	115	217	234

Total interest expense	397	433	794	885

Net interest income	5,638	5,235	11,101	10,312

Provision for loan losses	230	802	363	1,136

Net interest income after provision for loan losses	5,408	4,433	10,738	9,176

Noninterest income:
Service charges and fees on deposit accounts	321	336	632	700
Broker fees	31	89	37	151
Earnings on bank-owned life insurance	53	54	105	109
Gain (loss) on sale of securities available for sale	(0)	2	9	51
Gain (loss) on loan sales	-	(3)	-	2
Other	344	789	667	1,092

Total noninterest income	749	1,267	1,450	2,105

Noninterest expense:
Salaries and employee benefits	2,429	2,416	4,955	4,753
Occupancy	499	477	987	957
Equipment	246	325	534	605
Core deposit intangible amortization	375	493	805	1,042
Foreclosed real estate, net	129	118	230	385
Other general and administrative	1,391	1,136	2,610	2,277

Total noninterest expense	5,069	4,965	10,121	10,019

Earnings before income taxes	1,088	735	2,067	1,262

Income taxes	465	237	780	400

Net earnings	$623	$498	$1,287	$862

Basic and diluted earnings per common share	$0.05	$0.04	$0.10	$0.07
Cash dividends declared	$-	$-	$-	$-
Weighted-average number of common shares outstanding	12,768,029	12,673,341	12,768,739	12,663,289

See notes to condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)

The BANKshares, INC. AND SUBSIDIARIES

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013

Net earnings	$623	$498	$1,287	$862

Other comprehensive income
Change in unrealized gain on securities:
Unrealized gain (loss) arising during the year	988	(2,809)	2,186	2,623
Reclassification adjustment for realized gains	-	2	9	51

Net change in unrealized gain (loss)	988	(2,807)	2,195	2,674

Deferred income tax benefit on above change	372	(1,056)	826	1,006

Total other comprehensive gain (loss)	616	(1,751)	1,369	1,668

Comprehensive income	$1,239	$(1,253)	$2,656	$2,530

See notes to condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

The BANKshares, INC. AND SUBSIDIARIES

	Period Ended June 30,	Period Ended June 30,
	2014	2013
Cash flows from operating activities
Net income	1,287	862
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for loan losses	364	1,134
Stock based compensation	203	21
Gain on sale of loans	(37)	(12)
Gain on sale of securities available for sale	(9)	(51)
Provision for losses on foreclosed real estate	207	267
Depreciation and amortization	474	550
Deferred income taxes	243	355
Net amortization of loan fees and costs	347	299
Net amortization of securities premiums/discounts	1,298	2,123
Net amortization of core deposit intangibles	804	1,042
Net earnings on bank-owned life insurance	(82)	(87)
Gain on sale of foreclosed assets	(118)	(68)
Loans funded for sale	(2,753)	(10,108)
Proceeds from sale of loans	2,624	9,420
Changes in period-end balances of:
Interest receivable	123	(249)
Other assets	121	1,404
Other liabilities	(595)	(307)
Net cash provided by operating activities	4,501	6,595

Cash flows from investing activities:
Purchase of securities available for sale	(9,131)	(31,747)
Sale of securities available for sale	2,203	12,952
Maturities and principal repayments of securities available for sale	12,489	30,833
Net increase in loans	(16,777)	(21,055)
Net purchase of premises and equipment	(175)	(111)
Net decrease in Federal Home Loan Bank stock	207	238
Proceeds from the sale of foreclosed assets	3,031	1,519
Net cash used in investing activities	(8,153)	(7,371)

Cash flows from financing activities:
Net increase in deposits	24,912	9,384
Net increase (decrease) in other borrowings	4,783	2,141
Net cash provided by financing activities	29,695	11,525

Net increase in cash and cash equivalents	26,043	10,749
Cash and cash equivalents:
Beginning of period	26,984	35,895
End of period	53,027	46,644

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

THE BANKSHARES, INC. AND SUBSIDIARIES

NOTE A — BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U. S. generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U. S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six month periods ended June 30, 2014, are not necessarily indicative of the results that may be expected for the year ending December 31, 2014 or any other period. For further information, refer to the audited consolidated financial statements for the year ended December 31, 2013 and 2012 (together with Independent Auditors’ Report).

Use of Estimates

The preparation of these condensed consolidated financial statements required the use of certain estimates by management in determining the Company’s assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

Specific areas, among others, requiring the application of management’s estimates include determination of the allowance for loan losses, the valuation of investment securities available for sale, fair value of impaired loans, contingent liabilities, fair value of other real estate owned, and the valuation of deferred tax assets. Actual results could differ from those estimates.

NOTE B — RECENTLY ISSUED ACCOUNTING STANDARDS, Not adopted as of June 30, 2014

Accounting Standards Update No. 2014-01- Accounting for Investments in Qualified Affordable Housing Projects – In January 2014, FASB issued ASU 2014-01. This update provides guidance to investors in affordable housing projects that qualify for the low-income housing credit. The ASU will allow investors, in certain cases, to qualify for the use of the effective yield method of accounting in lieu of the equity method or the cost method. The new standard deems that investors should disclose information which allows users of its financial statements to understand this type of investment and the risks involved, including the related tax credits.

The amendments in this Update are effective for fiscal years beginning after December 15, 2014. Early adoption is permitted. The Company will adopt the methodologies prescribed by this ASU by the date required, and adoption is not expected to impact our consolidated financial statements.

Accounting Standards Update No. 2014-04- Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure – In January 2014, FASB issued ASU 2014-04. This amendment is intended to reduce diversity in practice by clarifying when an in substance repossession or foreclosure occurs, and when a creditor should be considered to have received physical possession of residential real estate property. The Update also defines when the accounting change for the loan should take place.

The amendments in this Update are effective for fiscal years beginning after December 15, 2014. Early adoption is permitted. The Company will adopt the methodologies prescribed by this ASU by the date required, and adoption is not expected to impact our consolidated financial statements.

Accounting Standards Update No. 2014-09- Revenue from Contracts with Customers (Topic 606). In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09. The ASU is a converged standard between the FASB and the IASB that provides a single comprehensive revenue recognition model for all contracts with customers across transactions and industries. The primary objective of the ASU is revenue recognition that represents the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU is effective for interim and annual reporting periods beginning after December 15, 2016. The Company is currently assessing the impact of adoption of ASU 2014-09.

Accounting Standards Update No. 2014-11- Transfers and Servicing (Topic 860): Repurchase-to-Maturity Transactions, Repurchase Financings, and Disclosures. In June 2014, the FASB issued ASU No. 2014-11. This ASU requires secured borrowing accounting treatment for repurchase-to-maturity transactions and provides guidance on accounting for repurchase financing arrangements. This ASU is effective for interim and annual reporting periods beginning after December 15, 2014. The adoption of this ASU will result in additional disclosures, but is not expected to impact significantly the Company’s consolidated financial position or results of operations.

Accounting Standards Update No. 2014-12- Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could be Achieved after the Requisite Service Period. In June 2014, the FASB issued ASU No. 2014-12. This ASU requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition and should not be reflected in estimating the grant-date fair value of the award. This ASU is effective for interim and annual reporting periods beginning after December 15, 2015 with earlier adoption permitted. The adoption of this ASU is not expected to impact significantly the Company’s consolidated financial position or results of operations.

NOTE C — BASIC AND DILUTED EARNINGS PER COMMON SHARE

Basic and diluted earnings per common share is calculated by dividing net earnings by the weighted-average number of shares of common stock outstanding during the reporting period. Nonvested share grants are deemed to be issued and outstanding. The following is the calculation of the basic and diluted earnings per share computations for the periods presented:

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Basic and Diluted:
Net earnings available to common shareholders	$623	$498	$1,287	$862
Average basic and diluted shares outstanding	12,768,029	12,673,341	12,768,739	12,663,289
Basic and diluted earnings per share	$0.05	$0.04	$0.10	$0.07

NOTE D — SECURITIES

All securities have been classified as available for sale by management. The carrying amounts of securities available for sale and their approximate fair values are as follows:

	June 30, 2014
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Mortgage-backed securities	$86,208	$710	$(622)	$86,296
Municipal securities	30,963	815	(464)	31,314
SBA pool securities	24,432	356	-	24,788
Asset-backed securities	3,924	-	(88)	3,836
	$145,527	$1,881	$(1,174)	$146,234

	December 31, 2013
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Mortgage-backed securities	$88,517	$688	$(1,009)	$88,196
Municipal securities	33,359	525	(2,029)	31,855
SBA pool securities	26,554	476	-	27,030
Asset-backed securities	3,949	-	(138)	3,811
	$152,379	$1,689	$(3,176)	$150,892

The following schedule shows those securities with gross unrealized losses at June 30, 2014 and December 31, 2013, aggregated by investment category and length of time that the securities have been in a continuous loss position, as well as their fair value:

	June 30, 2014
	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

Mortgage-backed securities	$17,561	$(91)	$24,820	$(531)	$42,381	$(622)
Municipal securities	-	-	19,146	(464)	19,146	(464)
SBA pool securities	-	-	0	0	0	0
Asset-backed securities	-	-	3,835	(88)	3,835	(88)
Total	$17,561	$(91)	$47,801	$(1,083)	$65,362	$(1,174)

	December 31, 2013
	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

Mortgage-backed securities	$27,442	$(385)	$18,038	$(624)	$45,480	$(1,009)
Municipal securities	21,303	(1,915)	1,112	(114)	22,415	(2,029)
Asset-backed securities	3,811	(138)	-	-	3,811	(138)
Total	$52,556	$(2,438)	$19,150	$(738)	$71,706	$(3,176)

At June 30, 2014, none of the securities had an aggregate unrealized loss of 15% or more of its amortized cost. The unrealized losses that exist are considered by management to be principally attributable to changes in market rates and credit spreads, and not to credit risk or deterioration on the part of the issuer. Accordingly, if rates and credit spreads were to decline, much or all of the current unrealized loss could be recovered through market appreciation. Since the Company has the intent and ability to hold their investments until a market price recovery or maturity, these investments are not considered other than temporarily impaired.

Amortized cost and estimated fair value of securities at December 31, 2013, by contractual maturity, are as follows:

	June 30, 2014
	1 Year	1-5	5-10	After 10
	Or Less	Years	Years	Years	Total
AMORTIZED COST
Mortgage-backed securities	$-	$2,892	$6,979	$76,337	$86,208
Municipal securities	-	1,034	9,252	20,677	30,963
SBA pool securities	-	-	11,074	13,358	24,432
Asset-backed securities	-	-	3,924	-	3,924
Total	$-	$3,926	$31,229	$110,372	$145,527

FAIR VALUE
Mortgage-backed securities	$-	$2,975	$7,091	$76,230	$86,296
Municipal securities	-	1,102	9,503	20,709	31,314
SBA pool securities	-	-	11,193	13,595	24,788
Asset-backed securities	-	-	3,836	-	3,836
Total	$-	$4,077	$31,623	$110,534	$146,234

Proceeds from sales of securities during the three and six month periods ended June 30, 2014 were $0 and $2,203,000 respectively, with gross gains of $0 and $9,000 respectively, and no gross losses in either period. Proceeds from sales of securities during the three and six month periods ended June 30, 2013 were $10,726,000 and $12,952,000 respectively, with gross gains of $29,000 and gross losses of $26,000 in the three months ended June 30, 2014 and gross gains of $114,000 and gross losses of $63,000 in the six months ended June 30, 2014.

Securities available for sale with a carrying amount of $31.9 million were pledged at June 30, 2014 to collateralize the Company's repurchase agreements, Treasury, Tax and Loan account and public funds deposits.

NOTE E — LOANS

Information relating to loans is summarized as follows:

	June 30	December 31,
	2014	2013
Commercial real estate:
Construction	$30,297	$26,169
Nonfarm nonresidential	234,025	224,227
Residential Real Estate:
1-4 Family, Adjustable	34,409	35,890
Multifamily, Adjustable	1,613	1,758
Construction	772	1,448
Commercial and Industrial:
Secured	55,756	52,703
Unsecured	1,067	1,348
Consumer:
Home equity	17,379	18,372
Installment and other	4,309	3,904

Total Loans	379,627	365,819

Add (deduct):
Allowance for loan losses	(5,550)	(6,136)
Deferred loan costs, net	924	987

Loans, net	$375,000	$360,670

The following table presents the contractual aging of the recorded investment in past due loans by class of loans as of June 30, 2014 and December 31, 2013:

	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days Past Due	Total Past Due	Current	Total	Past Due Ninety Days or More, but Still Accruing	Nonaccrual Loans
At June 30, 2014:
Commercial real estate:
Construction	$-	$-	$1,564	$1,564	$28,732	$30,296	$-	$1,564
Nonfarm nonresidential	203	-	426	629	233,397	234,026	-	943
Residential real estate:
1-4 Family	-	-	869	869	33,540	34,409	-	944
Multi-family	-	-	-	-	1,613	1,613	-	-
Construction	-	-	-	-	772	772	-	-
Commercial:
Secured	-	25	117	142	55,613	55,755	-	142
Unsecured	-	-	-	-	1,067	1,067	-	-
Consumer:
Home Equity	-	-	125	125	17,254	17,379	-	159
Installment	44	-	-	44	4,266	4,310	-	-
Total	$247	$25	$3,101	$3,373	$376,254	$379,627	$-	$3,752

	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days Past Due	Total Past Due	Current	Total	Past Due Ninety Days or More, but Still Accruing	Nonaccrual Loans
At December 31, 2013:
Commercial real estate:
Construction	$301	$-	$1,400	$1,701	$24,468	$26,169	$-	$1,654
Nonfarm nonresidential	875	515	2,562	3,952	220,275	224,227	-	2,892
Residential real estate:
1-4 Family	700	579	114	1,393	34,497	35,890	-	121
Multi-family	-	-	-	-	1,758	1,758	-	-
Construction	-	-	-	-	1,448	1,448	-	-
Commercial:
Secured	288	134	-	422	52,281	52,703	-	25
Unsecured	-	-	-	-	1,348	1,348	-	-
Consumer:
Home Equity	70	-	59	129	18,243	18,372	-	59
Installment	10	-	-	10	3,894	3,904	-	-
Total	$2,244	$1,228	$4,135	$7,607	$358,212	$365,819	$-	$4,751

The Company utilizes an internal asset classification system as a means of reporting problem and potential problem loans. Under the Company’s risk rating system, the Company classifies problem and potential problem loans as “Special Mention,” “Substandard,” and “Doubtful” and these loans are monitored on an ongoing basis. Substandard loans include those characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected. Loans classified as substandard may require a specific allowance, but generally that allowance does not exceed 30% of the principal balance. Loans classified as Doubtful, have all the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. The principal balance of loans classified as doubtful are generally charged off. Loans that do not currently expose the Company to sufficient risk to warrant classification in one of the aforementioned categories, but possess weaknesses that deserve management’s close attention are deemed to be Special Mention. Risk ratings are updated any time the situation warrants.

Loans not meeting the criteria above are considered to be pass-rated loans, and risk grades are recalculated at least annually by the loan relationship manager. The following tables present the risk category of loans by class of loans based on the most recent analysis performed as of June 30, 2014 and December 31, 2013:

	Commercial Real Estate		Residential Real Estate			Commercial		Consumer
	Construction	Nonfarm Nonresidential	1-4 Family	Multi-Family	Construction	Secured	Unsecured	Home Equity	Installment	Total
Credit Risk Profile by Internally Assigned Grade:
At June 30, 2014:
Grade:
Pass	$24,932	$212,103	$32,054	$1,613	$772	$51,758	$1,025	$16,117	$4,165	$344,539
Watch	596	9,129	1,063	-	-	1,537	-	430	48	12,803
Special Mention	839	6,333	-	-	-	100	-	202	-	7,474
Substandard	2,365	6,034	349	-	-	2,208	42	471	92	11,561
Doubtful	1,565	426	943	-	-	153	-	159	4	3,250

	$30,297	$234,025	$34,409	$1,613	$772	$55,756	$1,067	$17,379	$4,309	$379,627

At December 31, 2013:
Grade:
Pass	$19,953	$200,071	$33,402	$1,758	$1,448	$48,953	$1,303	$17,104	$3,846	$327,838
Watch	612	9,198	1,733	-	-	1,858	-	475	49	13,925
Special Mention	1,561	6,778	-	-	-	567	-	207	3	9,116
Substandard	2,389	5,288	634	-	-	1,300	45	527	2	10,185
Doubtful	1,654	2,892	121	-	-	25	-	59	4	4,755

Total	$26,169	$224,227	$35,890	$1,758	$1,448	$52,703	$1,348	$18,372	$3,904	$365,819

NOTE F —IMPAIRED LOANS AND ALLOWANCE FOR LOAN LOSSES

During the six months ending June 30, 2014 and 2013, there were no newly identified troubled debt restructurings (“TDRs”). Loans that are modified, but where full collection under the modified terms is doubtful, are classified as nonaccrual loans from the date of modification.

The Company’s TDR concessions granted generally do not include forgiveness of principal balances. Loan modifications are not reported in calendar years after modification if the loans were modified at an interest rate equal to the yields of new loan originations with comparable risk and the loans are performing based on the terms of the restructuring agreements.

When a loan is modified as a TDR, there is not a direct, material impact on the loans within the Consolidated Balance Sheet, as principal balances are generally not forgiven. Most loans prior to modification were classified as impaired loans and the allowance for loan losses is determined in accordance with Company policy.

No accruing loans that were restructured within the twelve months preceding June 30, 2014 defaulted during the six months ended June 30, 2014. The Company considers a loan to have defaulted when it becomes 60 days or more delinquent under the modified terms, has been transferred to nonaccrual status, or has been transferred to other real estate owned. A defaulted TDR is generally placed on nonaccrual and a specific allowance for loan loss is assigned in accordance with the Company’s policy.

As of June 30, 2014 and December 31, 2013, the company’s recorded investment in impaired loans and the related valuation allowance were as follows:

At June 30, 2014:	Recorded Investment	Unpaid Contractual Principal Balance	Related Allowance
With No Related Allowance Recorded:
Commercial Real Estate:
Construction	$503	$591	$-
Non-farm, Non-residential	2,765	4,039	-
Residential Real Estate:
1-4 family	1,150	1,929	-
Commercial:
Secured	1,191	1,202	-
Consumer:
Home Equity	309	473	-

Total	$5,918	$8,234	$-

With an allowance recorded:
Commercial Real Estate:
Construction	1,913	2,842	294
Non-farm, Non-residential	744	967	224
Consumer:
Home Equity	204	311	106
Installment	56	86	9

Total	$2,917	$4,206	$633

Total:
Commercial Real Estate:
Construction	$2,416	$3,433	$294
Non-farm, Non-residential	3,509	5,006	224
Residential Real Estate:
1-4 family	1,150	1,929	-
Commercial:
Secured	1,191	1,202	-
Consumer:
Home Equity	513	784	106
Installment	56	86	9

Total	$8,835	$12,440	$633

At December 31, 2013:	Recorded Investment	Unpaid Contractual Principal Balance	Related Allowance
With No Related Allowance Recorded:
Commercial Real Estate:
Construction	$343	$343	$-
Non-farm, Non-residential	3,455	4,730	-
Residential Real Estate:
1-4 family	99	107	-
Commercial:
Secured	558	568	-
Consumer:
Home Equity	193	357	-
Installment	2	10	-

Total	$4,650	$6,115	$-

With an allowance recorded:
Commercial Real Estate:
Construction	$2,173	$3,344	$549
Non-farm, Non-residential	2,246	3,031	444
Residential Real Estate:
1-4 family	240	695	39
Consumer:
Home Equity	319	511	172
Installment	4	8	4

Total	$4,982	$7,589	$1,208

Total:
Commercial Real Estate:
Construction	$2,516	$3,687	$549
Non-farm, Non-residential	5,701	7,761	444
Residential Real Estate:
1-4 family	339	802	39
Commercial:
Secured	558	568	-
Consumer:
Home Equity	512	868	172
Installment	6	18	4

Total	$9,632	$13,704	$1,208

For the six months ended June 30, 2014 and 2013, the Company’s average recorded investments in impaired loans and related interest income were as follows:

	For the Period Ended June 30,
	2014		2013
	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
Commercial Real Estate:
Construction	$1,018	$19	$1,753	$21
Non-farm, Non-residential	4,986	66	4,298	61
Residential Real Estate:
1-4 family	1,385	10	541	10
Multi-family	-	-	233	-
Commercial:	896	18	648	20
Consumer:
Home Equity	404	8	262	9
Installment	58	1	8	1

Total	$8,747	$122	$7,743	$122

Impaired loans also include loans that have been modified in troubled debt restructurings where concessions to borrowers who experienced financial difficulties have been granted. At June 30, 2014 and December 31, 2013, accruing TDRs totaled $5.0 million and $4.9 million, respectively.

Interest payments received on impaired loans are recorded as interest income unless collection of the remaining recorded investment is doubtful in which case payments received are recorded as reductions to principal. For the three and six months ended June 30, 2014 the Company recorded $46,000 and $122,000, respectively, and for the three and six months ended June 30,2013, the Company recorded $64,000 and $122,000, respectively, in interest income on impaired loans.

For impaired loans whose impairment is measured based on the present value of expected future cash flows, a total of $40,000 and $44,000, respectively, was included in interest income for the six months ended June 30, 2014 and 2013, and represents the change in present value attributable to the passage of time.

Activity in the allowance for loan losses for the three month and six month periods ended June 30, 2014 and 2013 is summarized as follows:

	Allowance for Loan Losses for the Three Months Ended June 30, 2014
	Beginning Balance	Provision (Credit) for Loan Losses	Charge-Offs	Recoveries	Net Charge-Offs	Ending Balance
Commercial Real Estate	$3,798	$164	$95	$21	$74	$3,888
Residential Real Estate	604	23	255	16	239	388
Commercial	906	57	19	6	13	950
Consumer	396	(14)	64	6	58	324
	$5,704	$230	$433	$49	$384	$5,550

	Allowance for Loan Losses for the Six Months Ended June 30, 2014
	Beginning Balance	Provision (Credit) for Loan Losses	Charge-Offs	Recoveries	Net Charge-Offs	Ending Balance
Commercial Real Estate	$4,461	$(36)	$577	$40	$537	$3,888
Residential Real Estate	412	333	390	33	357	388
Commercial	765	190	19	14	5	950
Consumer	498	(124)	73	23	50	324
	$6,136	$363	$1,059	$110	$949	$5,550

	Allowance for Loan Losses for the Three Months Ended June 30, 2013
	Beginning Balance	Provision (Credit) for Loan Losses	Charge-Offs	Recoveries	Net Charge-Offs	Ending Balance
Commercial Real Estate	$2,415	$1,164	$475	$66	$409	$3,170
Residential Real Estate	1,721	(543)	194	18	176	1,002
Commercial	958	230	66	32	34	1,154
Consumer	477	(51)	-	16	(16)	442
	$5,571	$800	$735	$132	$603	$5,768

	Allowance for Loan Losses for the Six Months Ended June 30, 2013
	Beginning Balance	Provision (Credit) for Loan Losses	Charge-Offs	Recoveries	Net Charge-Offs	Ending Balance
Commercial Real Estate	$2,901	$1,132	$975	$112	$863	$3,170
Residential Real Estate	1,414	(28)	417	33	384	1,002
Commercial	965	254	173	108	65	1,154
Consumer	683	(224)	44	27	17	442
	$5,963	$1,134	$1,609	$280	$1,329	$5,768

The allowance for loan losses is composed of specific allowances for certain impaired loans and general allowances grouped into loan pools based on similar characteristics. The Company’s loan portfolio and related allowance at June 30, 2014 and 2013 are shown in the following tables:

	At June 30, 2014
	Individually Evaluated for Impairment		Collectively Evaluated for Impairment		Total
	Carrying Value	Associated Allowance	Carrying Value	Associated Allowance	Carrying Value	Associated Allowance
Commercial Real Estate	$5,925	$518	$258,397	$3,503	$264,322	$4,021
Residential Real Estate	1,150	-	35,644	388	36,794	388
Commercial	1,191	-	55,631	818	56,822	818
Consumer	569	115	21,120	208	21,689	323
	$8,835	$633	$370,792	$4,917	$379,627	$5,550

	At June 30, 2013
	Individually Evaluated for Impairment		Collectively Evaluated for Impairment		Total
	Carrying Value	Associated Allowance	Carrying Value	Associated Allowance	Carrying Value	Associated Allowance
Commercial Real Estate	$10,927	$591	$230,707	$2,579	$241,634	$3,170
Residential Real Estate	654	55	36,279	947	36,933	1,002
Commercial	892	124	48,559	1,030	49,451	1,154
Consumer	571	129	27,381	313	27,952	442
	$13,044	$899	$342,926	$4,869	$355,970	$5,768

NOTE G — INCOME TAXES

At June 30, 2014, the Company had net operating loss carryforwards of approximately $4.7 million for Federal and $3.5 million for Florida available to offset future taxable income. These carryforwards are attributable to the East Coast Community Bank acquisition in 2012 and are subject to an annual limitation. The carryforwards will begin to expire in 2029.

With few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2010.

NOTE H — EQUITY CAPITAL / REGULATORY MATTERS

Banking regulations place certain restrictions on dividends and loans or advances made by the subsidiary bank, BankFIRST (the “Bank”) to the BANKshares, Inc. (the “Company”). The amount of cash dividends that may be paid is based on the Bank's net earnings of the current year combined with the Bank's retained earnings of the preceding two years, as defined by state banking regulations. However, for any dividend declaration, the Bank must consider additional factors such as the amount of current period net earnings, liquidity, asset quality, capital adequacy and economic conditions. It is likely that these factors would further limit the amount of dividend which the Bank could declare. In addition, bank regulators have the authority to prohibit banks from paying dividends if they deem such payment to be an unsafe or unsound practice.

The Company and the Bank are subject to various regulatory capital requirements administered by various regulatory authorities. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company's and the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

As of June 30, 2014, the Company and the Bank are considered well capitalized for regulatory purposes. To be categorized as well capitalized, the Company and the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios.

NOTE I — CONTINGENCIES

Various legal claims also arise from time to time in the normal course of business which, in the opinion of management of the Company will not have a material effect on the Company's consolidated financial statements.

Concentrations of Credit Risk. The Company originates residential and commercial real estate loans, and other consumer and commercial loans in its Central Florida market area. In addition, the Company occasionally purchases loans, primarily in Florida. Although the Company has a diversified loan portfolio, a substantial portion of its borrowers' ability to repay their loans is dependent upon economic conditions in the Company's market area.

NOTE J — FAIR VALUE

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable. Valuations may be obtained from, or corroborated by, third-party pricing services.

Level 3: Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.

The following describes valuation methodologies used for assets measured at fair value:

Securities Available for Sale. Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include highly liquid government bonds, certain mortgage products and exchange-traded equities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows. Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, include certain collateralized mortgage and debt obligations and certain high-yield debt securities. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy. Securities classified within Level 3 include certain residual interests in securitizations and other less liquid securities.

Impaired Loans. The Company's impaired loans are normally collateral dependent and, as such, are carried at the lower of the Company's net recorded investment in the loan or the estimated fair value of the collateral less estimated selling costs. Estimates of fair value are determined based on a variety of information, including the use of available appraisals, estimates of market value by licensed appraisers or local real estate brokers and the knowledge and experience of the Company's senior lending officers related to values of properties in the Company's market areas. These officers take into consideration the type, location and occupancy of the property as well as current economic conditions in the area the property is located in assessing estimates of fair value. Accordingly, fair value estimates for impaired loans are classified as Level 3.

Foreclosed Real Estate. Estimates of fair values are determined based on a variety of information, including the use of available appraisals, estimates of market value by licensed appraisers or local real estate brokers and the knowledge and experience of the Company's senior lending officers related to values of properties in the Company's market areas. These officers take into consideration the type, location and occupancy of the property as well as current economic conditions in the area the property is located in assessing estimates of fair value. Accordingly, the fair values estimates for foreclosed real estate are classified as Level 3.

Acquired Assets and Assumed Liabilities. All assets acquired and liabilities assumed were recorded at estimated fair value at the date of acquisition. Estimates of fair values were determined based on a variety of information. Acquired assets and assumed liabilities were valued based on estimated cash flows and other unobservable inputs and are classified as Level 3, with the exception of acquired securities which were classified as a Level 2.

The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

Cash and Cash Equivalents. The carrying amounts of cash and cash equivalents approximate their fair value.

Time Deposits. Fair values for time deposits are estimated using discounted cash flow analysis using interest rates currently being offered for time deposits with similar terms.

Securities Available for Sale. Fair values for securities are based on the framework for measuring fair values disclosed above under Fair Value Measurements.

Federal Home Loan Bank Stock. Fair value of the Company's investment in Federal Home Loan Bank ("FHLB") stock is based on its redemption value.

Loans. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for certain fixed-rate mortgage (e.g. one-to-four family residential), commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are based on the framework for measuring fair value disclosed above under Fair Value Measurements.

Loans Held for Sale. Fair values for loans held for sale are based on quoted market prices.

Deposits. The fair values disclosed for demand, NOW, money-market and savings deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on time deposits to a schedule of aggregated expected monthly maturities of time deposits.

Junior Subordinated Debentures and Other Borrowings. The carrying amount of borrowings under customer repurchase agreements and line of credit approximate their fair value. The fair value of junior subordinated debentures are estimated using discounted cash flow analysis based on the Company's incremental borrowing rates for similar types of borrowing arrangements.

Accrued Interest. The carrying amounts of Company's accrued interest approximate their fair values.

Off-Balance-Sheet Financial Instruments. Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

The following table sets forth the Company's assets that are measured at fair value on a recurring basis:

		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
		Identical	Observable	Unobservable
	Fair Value	Assets	Inputs	Inputs
	Measurements	(Level 1)	(Level 2)	(Level 3)
June 30, 2014
Mortgage-backed securities	$86,296	$-	$86,296	$-
Municipal securities	31,314	-	31,314	-
SBA pool securities	24,788	-	24,788	-
Asset-backed securities	3,836	-	3,836	-
	$146,234	$-	$146,234	$-

June 30, 2013
Mortgage-backed securities	$90,756	$-	$90,756	$-
Municipal securities	32,494	-	32,494	-
SBA pool securities	30,203	-	30,203	-
Asset-backed securities	4,021	-	4,021	-
	$157,474	$-	$157,474	$-

During the six months ended June 30, 2014 and 2013, no securities were transferred in or out of Level 1, Level 2 or Level 3.

The table which follows shows the estimated fair value and the related carrying amounts of the Company's financial instruments:

		At June 30,
		2014		2013
		Carrying	Fair	Carrying	Fair
		Amount	Value	Amount	Value
Financial assets:
Cash and cash equivalents	(1)	$53,027	$53,027	$46,644	$46,644
Time deposits	(2)	249	249	249	250
Securities available for sale	(2)	146,234	146,234	157,474	157,474
Federal Home Loan Bank stock, at cost	(3)	610	610	1,058	1,058
Accrued interest receivable	(3)	1,803	1,803	1,982	1,982
Loans, net	(3)	375,000	366,316	351,174	348,297
Loans held for sale	(3)	235	235	842	842

Financial liabilities:
Demand and savings deposits	(3)	$421,875	$421,875	$408,781	$408,781
Time deposits	(3)	93,788	94,352	99,831	100,747
Other borrowings	(3)	22,943	22,943	20,158	20,158
Junior subordinated debentures	(3)	14,434	8,401	14,434	8,371
Off-balance sheet financial instruments	(3)	-	-	-	-

(1) We consider these fair value measurements to be Level 1.

(2) We consider these fair value measurements to be Level 2.

(3) We consider these fair value measurements to be Level 3.

NOTE K — PENDING ACQUISTION

On April 24, 2014, the Company signed a definitive agreement to be purchased by Seacoast Banking Corporation of Florida (“Seacoast”). Seacoast founded in 1926, is headquartered in Stuart, Florida and has approximately $2.3 billion in assets and $1.8 billion in deposits as of June 30, 2014. The all-stock transaction provides that BANKshares’ shareholders will receive 0.4975 shares of Seacoast common stock. Based on Seacoast’s closing price on April 23, 2014, the transaction would be valued at approximately $76 million, with closing to be completed in the fourth quarter of 2014, subject to regulatory approvals and customary closing conditions.